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                                  Exhibit (11)

                        STERLING BANCORP AND SUBSIDIARIES
                 Statement Re: Computation of Per Share Earnings


                                                                  Three Months Ended                    Six Months Ended
                                                                       June 30,                             June 30,
                                                               ---------------------------         ------------------------
                                                                  1997             1996               1997              1996
                                                               ----------       ----------         ----------        ----------

Income for primary earnings per share:
   Net income                                           A      $2,633,116       $1,985,086         $5,095,592        $3,744,831
                                                               ==========       ==========         ==========        ==========

Income for fully diluted earnings per share:
      Net income                                               $2,633,116       $1,985,086         $5,095,592        $3,744,831
      Add expenses, net of tax effect
         on assumed conversion of
         Convertible Subordinated
         Debentures:
            Interest                                               54,499           86,816            128,349           333,049
            Amortization of bond discount
               and expense                                          1,140           19,197              2,280            22,184
                                                               ----------       ----------         ----------        ----------

      Income for fully diluted shares                   B      $2,688,755       $2,091,099         $5,226,221        $4,100,064
                                                               ==========       ==========         ==========        ==========

Common shares for primary earnings per share:
      Average shares issued                                     7,834,320        6,915,858          7,800,926         6,738,130
      Add assumed conversion at the beginning
         of the period or issuance date if later:
         Stock options                                            122,355           46,454            105,285            45,228
         ESOP shares allocated                                     70,976           43,449             67,365            39,662
      Less: Average Treasury shares                                42,343           39,843             42,343            55,629
                                                               ----------       ----------         ----------        ----------
      Average common shares for compu-
         tation of primary earnings
         per share (See Note below)                     C       7,985,308        6,965,918          7,931,233         6,767,391
                                                               ==========       ==========         ==========        ==========

Common shares for fully diluted earnings per share:
      Average common shares                                     7,985,308        6,965,918          7,931,233         6,767,391
      Add assumed conversion at the beginning
        of the period of issuance date if later:
         Convertible Subordinated Debentures                      426,080        1,146,080            426,080         1,146,080
         Series B preferred shares                                  2,547            2,547              2,559             2,559
         ESOP shares unallocated                                  175,987          206,551            180,128           210,338
         Stock options                                            155,865              634            121,890             1,508
                                                               ----------       ----------         ----------        ----------
      Average common shares for computation
         of fully diluted earnings per
      share (See Note below)                            D       8,745,787        8,321,730          8,661,890         8,127,876
                                                               ==========       ==========         ==========        ==========




Per average common share:
   Net income                         (A / C)                       $0.33            $0.28              $0.64             $0.55
                                                                    =====            =====              =====             =====
   Net income assuming full dilution  (B / D)                       $0.31            $0.25              $0.60             $0.50
                                                                    =====            =====              =====             =====



Note:      Based on shares at end of each month.



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